Exhibit 24.1

POWER OF ATTORNEY
(Shelf Registration Statement on Form S-3)

Each of the undersigned directors of Modine Manufacturing Company (the “Company”) designates each of Bradley C. Richardson and Margaret C. Kelsey, with the power of substitution, as the undersigned’s true and lawful attorney-in-fact for the purpose of:  (i) executing in the undersigned’s name and on the undersigned’s behalf the Company’s Shelf Registration Statement on Form S-3 (the “Form S-3”) and any related amendments (including post-effective amendments) and/or supplements to the Form S-3, and all registration statements for the same offering that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), to be filed with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act, of shares of the Company’s Common Stock, $0.625 par value per share, Preferred Stock, par value $0.025 per share, warrants and debt securities; (ii) generally doing all things in the undersigned’s name and on the undersigned’s behalf in the undersigned’s capacity as a director to enable the Company to comply with the provisions of the Securities Act, the Securities Exchange Act of 1934, as amended, and all requirements of the SEC; and (iii) ratifying and confirming the undersigned’s signature as it may be signed by the attorney-in-fact to the

Form S-3 and any related amendments (including post-effective amendments) and/or supplements thereto.

IN WITNESS WHEREOF, the undersigned have each executed this Power of Attorney for the Form S-3, on one or more counterparts, as of the 23rd day of July, 2009.

/s/ Thomas A. Burke	/s/ Vincent L. Martin
Thomas A. Burke	Vincent L. Martin

/s/ Charles P. Cooley	/s/ Gary L. Neale
Charles P. Cooley	Gary L. Neale

/s/ Frank P. Incropera	/s/ Bradley C. Richardson
Frank P. Incropera	Bradley C. Richardson

/s/ Frank W. Jones	/s/ Marsha C. Williams
Frank W. Jones	Marsha C. Williams

/s/ Dennis J. Kuester	/s/ Michael T. Yonker
Dennis J. Kuester	Michael T. Yonker